                                                                      Exhibit 11
                          STATEMENT RE COMPUTATION
                            OF PER SHARE EARNINGS


                                                      THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                      ---------------------------      -------------------------
                                                           1996           1995            1996            1995
                                                      ------------      ---------      ----------      ---------
Net income                                            $ 1,471,000       1,440,000      1,974,000       1,866,000
                                                      ===========       =========      =========       =========
Net income per share:   (1)
     Primary                                          $      0.38            0.38           0.51            0.49
                                                      ===========       =========      =========       =========
     Fully diluted                                    $      0.36               -           0.49              -
                                                      ===========       =========      =========       =========

Weighted average
  shares outstanding:   (1)
     Primary                                            3,872,073       3,836,063      3,859,097       3,836,063
                                                      ===========       =========      =========       =========
     Fully diluted                                      4,031,202               -      4,018,225               -
                                                      ===========       =========      =========       =========




(1) The Company is showing both primary and fully diluted earnings per share for the second quarter and first half of 1996. These calculations, required under generally accepted accounting principles, reflect the effects of recent increases in the market prices for the Company's shares in determining the dilution resulting from the assumed exercise of the Company's employee stock options.